UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2012

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e) On October 9, 2012, Best Buy Co., Inc. (the “registrant” or "Best Buy") announced that it is initiating a Chief Financial Officer transition process. As part of that transition, the registrant and Mr. James L. Muehlbauer have agreed that his employment with Best Buy as Executive Vice President - Finance and Chief Financial Officer will continue through the end of the registrant's 2013 fiscal year on February 3, 2013 (the “separation date”), unless earlier terminated by mutual agreement. In the event that Best Buy hires a new Chief Financial Officer before the separation date, Mr. Muehlbauer will step down as Chief Financial Officer, but will continue his employment with Best Buy through the separation date to facilitate a smooth and orderly transition. The registrant has commenced a search for Mr. Muehlbauer's successor as Chief Financial Officer and will make an announcement as soon as a successor is appointed.

In connection with his separation from Best Buy, Mr. Muehlbauer entered into a Confidential Employment Transition, Separation and General Release Agreement (the “Separation Agreement”) with the registrant, which includes, among other terms, the following provisions regarding amounts and other benefits due to Mr. Muehlbauer in conjunction with his separation:

•	Compensation for a Short-Term Incentive award, if earned, for the registrant's 2013 fiscal year and accrued but unused vacation;

•	Vested stock options will be exercisable for 60 days following the separation date;

•
Consistent with the value of separation benefits established for executives of similar position under the registrant's ERISA plan, (1) 18 months of medical, dental and vision insurance coverage and (2) a lump sum payment of $1,400,000, consisting of 24 months of base salary ($1,350,000) and additional consideration of $50,000, less employment tax withholdings, which payment is to be made within 30 days of the separation date; and

•
Pursuant to the terms of previously disclosed award agreements with Mr. Muehlbauer, the vesting, as of the separation date, of (1) all unvested restricted shares of the registrant held by Mr. Muehlbauer under the Continuity Award agreement entered into on June 21, 2012 (as of October 9, 2012, 77,002 shares), and (2) two-thirds of the unvested restricted shares held by him under the Retention Award agreement entered into on April 6, 2011 (as of October 9, 2012, 45,334 shares), with the remaining one-third of such shares not to vest (as of October 9, 2012, 22,667 shares).

In the event that Mr. Muehlbauer violates any provision of the Separation Agreement, Best Buy will be entitled to recover the lump-sum payment and to cancel any unexercised stock options.

Mr. Muehlbauer has agreed that he will not compete with Best Buy or solicit its employees, customers, suppliers and certain other persons on a world-wide basis for a period of one year following the separation date. The Separation Agreement also provides for a standard release of claims to be executed on the separation date.

Item 7.01	Regulation FD Disclosure.

A news release announcing the agreed separation of Mr. James L. Muehlbauer as Chief Financial Officer of Best Buy and the search for a successor Chief Financial Officer was issued on October 9, 2012, and is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The registrant's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 99.1 is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1
News release issued October 9, 2012. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: October 9, 2012	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

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